EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
PeopleSupport, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in this Registration Statement of our report dated May 3, 2004, except for Note 13, as to which the date is August 5, 2004 and except for Note 14, as to which the date is September 28, 2004, relating to the consolidated financial statements of PeopleSupport, Inc. and Subsidiaries.

/s/ BDO Seidman, LLP
Los Angeles, California
November 1, 2004